As filed with the Commission on November 17, 1999           File No. 333-84845

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        PRE-EFFECTIVE AMENDMENT NO. 2 TO
                                    FORM SB-2/A
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                               iLINK TELECOM, INC.
                 (Name of small business issuer in its charter)

---------------------------------------------------------------------------------------------------------
          Nevada                                  3661                               98-0207906
---------------------------------------------------------------------------------------------------------
  (State or other jurisdiction of          (Primary Standard Industrial                (I.R.S. Employer
   incorporation or organization)              Classification Code)                  Identification No.)
----------------------------------------------------------------------------------------------------------



  1177 West Hastings Street, Suite 1910, Vancouver, British Columbia V6E 2K3
 ---------------------------------------------------------------------------
      (Address  and  telephone  number  of principal executive offices)

1177 West Hastings Street, Suite 1910, Vancouver, British Columbia V6E 2K3
------------------------------------------------------------------------------
(Address of principal place of business or intended principal place of business)

                      Amar Bahadoorsingh, President and CEO
                               iLink Telecom, Inc.
                            1177 West Hastings Street
                                   Suite 1910
                       Vancouver, British Columbia V6E 2K3
                                  604-717-1110
            (Name, address and telephone number of agent for service)

                                    Copy to:
                               Daniel B. Eng, Esq.
                               Roger D. Linn, Esq.
                           Bartel Eng Linn & Schroder
                          300 Capitol Mall, Suite 1100
                          Sacramento, California 95814
                             Telephone: 916-442-0400

Approximate date of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following blocks and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                    SIGNATURE

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia, on November 16, 1999.

                                             iLINK TELECOM, INC.,
                                             a Nevada Corporation


                                          /s/ AMAR BAHADOORSINGH
                                             ------------------------
                                              Amar Bahadoorsingh,
                                              President

      In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signatures                                                        Date
---------------------------                                 --------------------

  /s/AMAR BAHADOORSINGH                                      November 16, 1999
---------------------------------------------------
     Amar Bahadoorsingh

    President, Director, Chief Executive
    Officer, Chief Financial Officer
    (Principal Executive Officer; Principal Financial and Accounting Officer)




  /s/ AMAR BAHADOORSINGH                                      November 16, 1999
-----------------------------------------------------
     Peter M. Schriber
     Director